Exhibit 99.1

TPG SPECIALTY LENDING, INC.

CLOSES INITIAL PUBLIC OFFERING OF COMMON STOCK;

ANNOUNCES QUARTERLY DISTRIBUTION OF $0.38 PER SHARE

Company Release—3/26/2014

NEW YORK—(BUSINESS WIRE)—TPG Specialty Lending, Inc. (“TSL”) (NYSE: TSLX) announced today that it closed its initial public offering of 7,000,000 shares of its common stock on March 26, 2014. Shares of common stock of TSL began trading on the New York Stock Exchange on March 21, 2014, under the symbol TSLX.

Concurrently with the initial public offering, TSL sold $50 million of its common stock to certain existing investors, including TSL Advisers, LLC, the company’s investment adviser and administrator, through a separate private placement at the initial public offering price per share.

J.P. Morgan; BofA Merrill Lynch; Goldman, Sachs & Co.; Citigroup; Wells Fargo Securities and Barclays acted as joint book-running managers for the public offering. TPG Capital BD, LLC; Janney Montgomery Scott and JMP Securities acted as co-managers.

TSL also announced that its Board of Directors has declared a first quarter 2014 dividend of $0.38 per share, payable on or about April 30, 2014 to stockholders of record at the close of business on March 31, 2014.

TSL has adopted an “opt out” dividend reinvestment plan for its stockholders. Under this plan, if TSL declares a cash dividend, stockholders who have not elected to “opt out” of the dividend reinvestment plan will have their cash dividend automatically reinvested in shares of TSL’s common stock, rather than receiving the cash dividend. Those stockholders whose shares are held by a broker or other financial intermediary may receive dividends in cash by notifying their broker or other financial intermediary of their opt-out election under the dividend reinvestment plan. Brokers or other financial intermediaries must make elections through The Depository Trust & Clearing Corporation by April 14, 2014 to receive the first quarter dividend in cash.

ABOUT TPG SPECIALTY LENDING, INC.

TSL is a specialty finance company focused on lending to middle-market companies. Since TSL began its investment activities in July 2011, it has originated more than $2.6 billion aggregate principal amount of investments and retained more than $1.7 billion aggregate principal amount of these investments on its balance sheet prior to any subsequent exits and repayments. It seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The companies in which it invests use its capital to support organic growth, acquisitions, market or product expansion and recapitalizations. Most of its investments are floating rate in nature, which TSL believes will help act as a portfolio-wide hedge against inflation. As of December 31, 2013, TSL’s portfolio had a fair value of approximately $1,016.5 million and consisted of 27 portfolio companies.

TSL has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSL is externally managed by TSL Advisers, LLC (the “Adviser”), an SEC-registered investment adviser with offices throughout the United States. The Adviser sources and manages TSL’s portfolio through a dedicated team of investment professionals with significant expertise in middle market lending. TSL leverages the deep investment, sector, and operating resources of TPG Special Situations Partners (“TSSP”), the dedicated special situations and credit platform of TPG, with over $8.5 billion of assets under management, and the broader TPG platform, a leading global private investment firm with over $59 billion of assets under management, each as of December 31, 2013, as adjusted for commitments accepted on January 2, 2014. For more information, visit www.tpgspecialtylending.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond TSL’s control and difficult to predict, that could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

TPG Specialty Lending, Inc.

Investor Relations: IRTSL@tpg.com, (415) 486-5939

Press Contact: Jennifer Hurson, Owen Blicksilver PR, Inc., jennifer@blicksilverpr.com, (845) 507-0571

Source: TPG Specialty Lending, Inc.

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